Exhibit 99.1

PRESS RELEASE

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 jtt@docreit.com Jeffrey N. Theiler Executive Vice President and CFO (414) 367-5610 jnt@docreit.com

Physicians Realty Trust Reports Third Quarter 2021 Financial Results

Announces $0.10 Net Income per Share and $0.26 Normalized FFO per Share for the Third Quarter of 2021

Announces $1.04 Billion of Year-to-Date Acquisitions and Investment Commitments

Third Quarter Highlights:

•Reported third quarter 2021 total revenue of $115.3 million, an increase of 5.2% over the prior year period.
•Generated third quarter net income per share of $0.10 on a fully diluted basis.
•Generated third quarter Normalized Funds From Operations (Normalized FFO) of $0.26 per share on a fully diluted basis.
•New investments of $108.9 million during the third quarter.
•Third quarter MOB Same-Store Cash Net Operating Income growth was 2.5% year-over-year.
•Declared a quarterly dividend of $0.23 per share and OP Unit for the third quarter 2021, paid October 15, 2021.
•Senior unsecured debt rating was upgraded to ‘Baa2’ from ‘Baa3’ by Moody’s Investors Service.

Subsequent Event Highlights:

•Entered into a master transaction agreement on October 1, 2021 to acquire 15 medical office buildings comprising approximately 1,460,000 net leasable square feet for an aggregate purchase price of $764.3 million.
•Issued $500 million of public senior notes on October 13, 2021, with maturity of 10 years and a coupon rate of 2.625%.
•Earned a score of 75 and a Green Star designation in our inaugural submission to the GRESB 2021 Real Estate Assessment.
•Disposed of the three LifeCare long term acute care hospitals (LTACH) on November 2, 2021 for $62.0 million and recognized a net gain on sale of approximately $18.7 million.

Milwaukee, WI - November 5, 2021 - Physicians Realty Trust (NYSE: DOC) (the “Company,” the “Trust,” “we,” “our” and “us”), a self-managed health care real estate investment trust, today announced results for the third quarter ended September 30, 2021.

John T. Thomas, President and Chief Executive Officer of the Trust, commented, “We are excited to announce our recent acquisitions and pending acquisition activity. We have continued to focus our growth efforts on high-quality medical office facilities and purchase what we believe are the most highly regarded medical office facilities, all while continuing to make selective acquisitions in off-market transactions with partners like Landmark Healthcare Facilities.

“We are also proud to earn recognition in Modern Healthcare’s 2021 Best Places to Work and to have earned a score of 75 in our inaugural submission to GRESB’s 2021 Real Estate Assessment. We are continuously working to Invest in better® and this is an indication of all of our hard work. We look forward to sharing more about our achievements, pending acquisitions, and third quarter performance during today’s conference call,” Mr. Thomas concluded.

Third Quarter Financial Results

Total revenue for the third quarter ended September 30, 2021 was $115.3 million, an increase of 5.2% from the third quarter 2020. As of September 30, 2021, the portfolio was 95% leased, excluding assets classified as held for sale.

Total expenses for the third quarter 2021 were $97.6 million, compared to total expenses of $92.5 million for the third quarter 2020.

Net income for the third quarter 2021 was $22.0 million, compared to net income of $16.5 million for the third quarter 2020.

Net income attributable to common shareholders for the third quarter 2021 was $21.4 million. Diluted earnings per share for the third quarter 2021 was $0.10 based on approximately 224.0 million weighted average common shares and operating partnership units (OP Units) outstanding.

Funds From Operations (FFO) totaled $58.1 million for the third quarter 2021 and consisted of net income plus depreciation and amortization on our consolidated portfolio of $38.5 million and our unconsolidated joint ventures of $2.2 million and an impairment loss of $0.3 million. This was partially offset by a $4.8 million gain on the sale of investment properties and $0.2 million of other adjustments, resulting in FFO of $0.26 per share on a fully diluted basis. Normalized FFO had no additional adjustments and was also $58.1 million, or $0.26 per share on a fully diluted basis.

Normalized Funds Available for Distribution (FAD) for the third quarter 2021, which consists of normalized FFO adjusted for non-cash share compensation, straight-line rent adjustments, amortization of acquired above-market and below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, recurring capital expenditures, loan reserve adjustments, and our share of adjustments from unconsolidated investments was $54.6 million.

Our Medical Office Building (MOB) Same-Store portfolio, which includes 245 properties representing approximately 94% of our consolidated leasable square footage, generated year-over-year MOB Same-Store Cash Net Operating Income (Cash NOI) growth of 2.5% for the third quarter 2021.

Other Recent Events

Third Quarter Investment Activity

Since our August 4, 2021 press release and through September 30, 2021, the Company has acquired six health care facilities, acquired a membership interest in one joint venture, funded one mezzanine loan for $2.2 million, and also funded a previous construction loan commitment of $1.5 million.

InterMed MOB - Davis Joint Venture - On August 18, 2021, the Company contributed approximately $7.3 million to acquire a 49% interest in a 107,228 square foot medical office facility located in Portland, Maine that is 100% leased to its original tenants, with a weighted average remaining lease term of 7.1 years. This investment is valued at approximately $19.3 million, including the Company’s pro rata share of joint venture debt. The first year unlevered yield on this investment is expected to be approximately 5.5%.

Atkins Portfolio (5 MOBs) - On August 30, 2021, the Company completed the acquisition of a five property health care portfolio comprised of 180,418 square feet located in four states, for an aggregate purchase price of approximately $54.1 million. The portfolio is 100% leased, with 60% leased to investment-grade tenants, and a weighted average remaining lease term of 5.9 years. Each of the properties is affiliated with a health system, with tenant specialties including an ambulatory surgery center, orthopedics, imaging, oncology, neurology, and cardiology. The first year unlevered yield on this investment is expected to be approximately 5.5%.

HonorHealth - Sonoran MOB - On September 23, 2021, the Company completed the acquisition of a newly constructed 59,827 square foot medical office facility located in Phoenix, Arizona for a purchase price of approximately $31.8 million. This property is connected to HonorHealth’s (Moody’s: A2) 70-bed Sonoran Crossing Medical Center and is 100% leased, with 93% leased to HonorHealth. The property has a weighted average remaining lease term of 7.1 years and includes services such as an on-site endoscopy surgery center and cardiology. The first year unlevered yield on this investment is expected to be approximately 4.8%.

Third Quarter Disposition Activity and Held for Sale Assets

During the third quarter 2021, the Company completed the disposition of two hospital-leased administrative properties for approximately $27.4 million and recognized a net gain of approximately $4.8 million representing an exit cash cap rate of 5.5% based on in-place NOI and generating an unlevered rate of return of 14% during the Company’s ownership.

As of September 30, 2021, the Company classified four assets as held for sale, including each of the Company’s three LTACH properties.

Capital Activity

On September 24, 2021, the Company executed a Third Amended and Restated Credit Agreement (the “Credit Agreement”) to extend the maturity date in respect of the revolving credit facility from September 18, 2022 to September 24, 2025, reduce the interest rate margins, increase the amount of commitments under the revolving credit facility from $850.0 million to $1.0 billion, and modify certain covenants and terms thereunder to provide the Company with greater flexibility.

On October 13, 2021, the Operating Partnership issued and sold $500.0 million aggregate principal amount of 2.625% senior notes which will mature on November 1, 2031. The senior notes were sold at an issue price of 99.789% of their face value, before the underwriters’ discount. The Company’s net proceeds from the offering, after deducting underwriting discounts and expenses, were approximately $495.1 million.

On October 13, 2021, the Company used the proceeds from the senior notes to pay off the existing balance of the unsecured revolving credit facility and the term loan feature of the Credit Agreement. The Operating Partnership simultaneously terminated each of the existing pay-fixed receive-variable rate swaps associated with the term loan borrowing.

Since September 30, 2021, the Company issued 2,877,988 shares pursuant to its 2021 ATM program at a weighted average price of $18.61 for net proceeds of $53.0 million.

Dividend Paid

On September 22, 2021, our Board of Trustees authorized and declared a cash distribution of $0.23 per common share and OP Unit for the quarterly period ended September 30, 2021. The dividend was paid on October 15, 2021 to common shareholders and OP Unit holders of record as of the close of business on October 4, 2021.

Credit Rating Upgrades

On July 1, 2021, Moody's Investors Service upgraded each of the Company’s senior unsecured debt ratings to ‘Baa2’ with a stable outlook, from the previous rating of ‘Baa3’.

Pending Acquisitions and Recent Acquisition Activity

On October 1, 2021, the Company entered into a master transaction agreement with Landmark Healthcare Companies LLC to acquire 15 medical office buildings comprising approximately 1,460,000 net leasable square feet (the “Landmark Portfolio”). Subject to the satisfaction of certain conditions to closing, the Company expects to complete the acquisition of the Landmark Portfolio in the fourth quarter of 2021. There can be no assurance that any or all of the conditions to closing will be satisfied or, if satisfied, that the Company will complete the acquisition of the Landmark Portfolio in a timely manner or at all.

Since September 30, 2021, the Company has completed the acquisition of one medical office facility and the remaining 51% membership interest in one of our joint ventures.

MedCore Realty Eden Hill, LLC - On October 15, 2021, the Company contributed $33.2 million to acquire the remaining 51% membership interest in a 140,205 square foot medical office facility that is 95% leased and is located in Dover, Delaware. The stabilized yield on this investment is expected to be approximately 5.0%.

HonorHealth Neuroscience Institute - On October 27, 2021, the Company completed the acquisition of a 109,423 square foot medical office facility located in Scottsdale, Arizona for a purchase price of approximately $67.3 million. This newly constructed facility is located on the HonorHealth (Moody’s: A2) 325-bed Scottsdale Osborn Medical Center campus and includes services such as neurology, physical medicine and rehabilitation, therapy, and an infusion center. The stabilized yield on this investment is expected to be approximately 4.5%.

On November 2, 2021, the Company sold the LifeCare portfolio, which included three LTACH properties, for approximately $62.0 million and recognized a net gain on the sale of approximately $18.7 million, generating an unlevered rate of return of 9%. These assets were also classified as held for sale as of September 30, 2021.

Modern Healthcare - Best Places to Work

The Company has been included in Modern Healthcare’s 2021 Best Places to Work and recognized as the highest-rated health care real estate provider among the honorees. Based on extensive and anonymous team member survey results, these prestigious nationwide rankings are the gold standard in the health care industry for recognizing workplaces that empower employees to provide patients and customers the best possible care, products, and services.

Conference Call Information

The Company has scheduled a conference call on Friday, November 5, 2021, at 10:00 a.m. ET to discuss its financial performance and operating results for the third quarter ended September 30, 2021. The conference call can be accessed by dialing (877) 407-0784 from within the U.S. or (201) 689-8560 for international callers. Participants can reference the Physicians Realty Trust Third Quarter Earnings Call or passcode: 13723133. The conference call also will be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.docreit.com. A replay of the conference call will be available beginning November 5, 2021, at 1:00 p.m. ET until December 5, 2021, at 11:59 p.m. ET, by dialing (844) 512-2921 (U.S.) or (412) 317-6671 (International); passcode: 13723133. A replay of the webcast also will be accessible on the Investor Relations website for one year following the event. Beginning November 5, 2021, the Company’s supplemental information package for the third quarter 2021 will be accessible through the Investor Relations section of the Company’s website under the “Supplemental” tab.

About Physicians Realty Trust

Physicians Realty Trust is a self-managed health care real estate company organized to acquire, selectively develop, own and manage health care properties that are leased to physicians, hospitals and health care delivery systems. The Company invests in real estate that is integral to providing high quality health care. The Company conducts its business through an UPREIT structure in which its properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “operating partnership”), directly or through limited partnerships, limited liability companies or other subsidiaries. The Company is the sole general partner of the operating partnership and, as of September 30, 2021, owned approximately 97.6% of OP Units.

Investors are encouraged to visit the Investor Relations portion of the Company’s website (www.docreit.com) for additional information, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, press releases, supplemental information packages and investor presentations.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, “continue”, “intend”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements may include statements regarding the Company’s strategic and operational plans, the Company’s ability to generate internal and external growth, the future outlook, anticipated cash returns, cap rates or yields on properties, anticipated closing of property acquisitions, ability to execute its business plan, and the impact of the Coronavirus and its variants, including the Delta variant and any future variants which may emerge, (COVID-19) pandemic on the Company’s business. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events or otherwise. For a discussion of factors that could impact the Company’s results, performance, or transactions, see Part I, Item 1A (Risk Factors) of the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020.

Source: Physicians Realty Trust

Physicians Realty Trust
Condensed Consolidated Statements of Income
(in thousands, except share and per share data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Rental revenues	$81,096	$78,091	$242,062	$235,762
Expense recoveries	29,218	26,271	83,955	76,099
Rental and related revenues	110,314	104,362	326,017	311,861
Interest income on real estate loans and other	4,997	5,204	15,558	14,199
Total revenues	115,311	109,566	341,575	326,060
Expenses:
Interest expense	13,498	13,698	40,754	43,521
General and administrative	9,534	8,346	28,116	25,565
Operating expenses	35,679	32,503	103,069	94,495
Depreciation and amortization	38,582	37,952	114,663	111,744
Impairment loss	340	—	340	—
Total expenses	97,633	92,499	286,942	275,325
Income before equity in loss of unconsolidated entities and gain on sale of investment properties, net:	17,678	17,067	54,633	50,735
Equity in loss of unconsolidated entities	(390)	(592)	(1,213)	(856)
Gain on sale of investment properties, net	4,757	—	5,111	—
Net income	22,045	16,475	58,531	49,879
Net income attributable to noncontrolling interests:
Operating Partnership	(529)	(425)	(1,405)	(1,305)
Partially owned properties (1)	(152)	(151)	(455)	(441)
Net income attributable to controlling interest	21,364	15,899	56,671	48,133
Preferred distributions	—	(317)	(13)	(951)
Net income attributable to common shareholders	$21,364	$15,582	$56,658	$47,182
Net income per share:
Basic	$0.10	$0.07	$0.26	$0.23
Diluted	$0.10	$0.07	$0.26	$0.23
Weighted average common shares:
Basic	217,406,657	208,187,129	214,616,482	202,717,190
Diluted	223,992,049	215,129,968	221,399,649	209,555,060

Dividends and distributions declared per common share	$0.23	$0.23	$0.69	$0.69
(1)Includes amounts attributable to redeemable noncontrolling interests.

Physicians Realty Trust
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data) (Unaudited)

	September 30,	December 31,
	2021	2020
ASSETS
Investment properties:
Land and improvements	$231,162	$231,621
Building and improvements	3,879,810	3,824,796
Tenant improvements	81,605	73,145
Acquired lease intangibles	409,048	406,935
	4,601,625	4,536,497
Accumulated depreciation	(779,910)	(687,554)
Net real estate property	3,821,715	3,848,943
Real estate held for sale	44,706	—
Right-of-use lease assets, net	141,967	137,180
Real estate loans receivable, net	181,125	198,800
Investments in unconsolidated entities	78,562	77,755
Net real estate investments	4,268,075	4,262,678
Cash and cash equivalents	5,366	2,515
Tenant receivables, net	5,545	4,757
Other assets	130,489	144,000
Total assets	$4,409,475	$4,413,950
LIABILITIES AND EQUITY
Liabilities:
Credit facility	$401,548	$412,322
Notes payable	969,313	968,653
Mortgage debt	50,042	57,875
Accounts payable	5,760	7,007
Dividends and distributions payable	53,730	52,116
Accrued expenses and other liabilities	79,621	91,929
Lease liabilities	78,682	74,116
Acquired lease intangibles, net	5,829	6,641
Total liabilities	1,644,525	1,670,659

Redeemable noncontrolling interests - Series A Preferred Units (2020) and partially owned properties	7,039	28,289

Equity:
Common shares, $0.01 par value, 500,000,000 common shares authorized, 217,409,035 and 209,550,592 common shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	2,174	2,096
Additional paid-in capital	3,443,748	3,303,231
Accumulated deficit	(751,150)	(658,171)
Accumulated other comprehensive loss	(4,054)	(5,859)
Total shareholders’ equity	2,690,718	2,641,297
Noncontrolling interests:
Operating Partnership	66,736	73,302
Partially owned properties	457	403
Total noncontrolling interests	67,193	73,705
Total equity	2,757,911	2,715,002
Total liabilities and equity	$4,409,475	$4,413,950

Physicians Realty Trust
Reconciliation of Non-GAAP Measures
(in thousands, except share and per share data) (Unaudited)

	Three Months Ended September 30,
	2021	2020
Net income	$22,045	$16,475
Earnings per share - diluted	$0.10	$0.07

Net income	$22,045	$16,475
Net income attributable to noncontrolling interests - partially owned properties	(152)	(151)
Preferred distributions	—	(317)
Depreciation and amortization expense	38,463	37,855
Depreciation and amortization expense - partially owned properties	(70)	(69)
Gain on sale of investment properties, net	(4,757)	—
Impairment loss	340	—
Proportionate share of unconsolidated joint venture adjustments	2,226	1,876
FFO applicable to common shares	$58,095	$55,669
Net change in fair value of derivative	—	(14)
Net change in fair value of contingent consideration	—	(715)
Normalized FFO applicable to common shares	$58,095	$54,940

FFO per common share	$0.26	$0.26
Normalized FFO per common share	$0.26	$0.26

Normalized FFO applicable to common shares	$58,095	$54,940
Non-cash share compensation expense	3,665	3,114
Straight-line rent adjustments	(2,171)	(2,618)
Amortization of acquired above/below-market leases/assumed debt	833	816
Amortization of lease inducements	394	289
Amortization of deferred financing costs	581	595
TI/LC and recurring capital expenditures	(6,673)	(5,345)
Loan reserve adjustments	20	138
Proportionate share of unconsolidated joint venture adjustments	(153)	(72)
Normalized FAD applicable to common shares	$54,591	$51,857

Weighted average number of common shares outstanding	223,992,049	215,129,968

	Three Months Ended September 30,
	2021	2020
Net income	$22,045	$16,475
General and administrative	9,534	8,346
Depreciation and amortization expense	38,582	37,952
Interest expense	13,498	13,698
Net change in the fair value of derivative	—	(14)
Gain on sale of investment properties, net	(4,757)	—
Impairment loss	340	—
Proportionate share of unconsolidated joint venture adjustments	3,653	2,753
NOI	$82,895	$79,210

NOI	$82,895	$79,210
Straight-line rent adjustments	(2,171)	(2,618)
Amortization of acquired above/below-market leases	849	832
Amortization of lease inducements	394	289
Loan reserve adjustments	20	138
Change in fair value of contingent consideration	—	(715)
Proportionate share of unconsolidated joint venture adjustments	(143)	(35)
Cash NOI	$81,844	$77,101

Cash NOI	$81,844	$77,101
Assets not held for all periods or held for sale	(3,801)	(2,198)
Hospital Cash NOI	(3,221)	(3,158)
Lease termination fees	(158)	(53)
Interest income on real estate loans	(3,797)	(3,190)
Joint ventures and other income	(3,350)	(2,650)
MOB Same-Store Cash NOI	$67,517	$65,852

	Three Months Ended September 30,
	2021	2020
Net income	$22,045	$16,475
Depreciation and amortization expense	38,582	37,952
Interest expense	13,498	13,698
Gain on sale of investment properties, net	(4,757)	—
Impairment loss	340	—
Proportionate share of unconsolidated joint venture adjustments	3,627	2,734
EBITDAre	$73,335	$70,859
Non-cash share compensation expense	3,665	3,114
Non-cash changes in fair value	—	(729)
Pursuit costs	75	35
Non-cash intangible amortization	1,227	1,105
Pro forma adjustments for investment activity	585	284
Adjusted EBITDAre	$78,887	$74,668

This press release includes Funds From Operations (FFO), Normalized FFO, Normalized Funds Available For Distribution (FAD), Net Operating Income (NOI), Cash NOI, MOB Same-Store Cash NOI, Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDAre, which are non-GAAP financial measures. For purposes of the SEC’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, we have provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

We believe that information regarding FFO is helpful to shareholders and potential investors because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. We calculate FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (Nareit). Nareit defines FFO as net income or loss (computed in accordance with GAAP) before noncontrolling interests of holders of OP units, excluding preferred distributions, gains (or losses) on sales of depreciable operating property, impairment write-downs on depreciable assets, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs). Our FFO computation includes our share of required adjustments from our unconsolidated joint ventures and may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the Nareit definition or that interpret the Nareit definition differently than we do. The GAAP measure that we believe to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales, impairments, and noncontrolling interests. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from the operations of our properties. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in our financial statements. FFO does not represent cash generated from operating activities in accordance with GAAP, should not be considered to be an alternative to net income or loss (determined in accordance with GAAP) as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

We use Normalized FFO, which excludes from FFO net change in fair value of derivative financial instruments, acceleration of deferred financing costs, net change in fair value of contingent consideration, and other normalizing items. However, our use of the term Normalized FFO may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized FFO should not be considered as an alternative to net income or loss (computed in accordance with GAAP), as an indicator of our financial performance or of cash flow from operating activities (computed in accordance with GAAP), or as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Normalized FFO should be reviewed in connection with other GAAP measurements.

We define Normalized FAD, a non-GAAP measure, which excludes from Normalized FFO non-cash share compensation expense, straight-line rent adjustments, amortization of acquired above-market or below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, and loan reserve adjustments, including our share of all required adjustments from unconsolidated joint ventures. We also adjust for recurring capital expenditures related to tenant improvements and leasing commissions, and cash payments from seller master leases and rent abatement payments, including our share of all required adjustments for unconsolidated joint ventures. Other REITs or real estate companies may use different methodologies for calculating Normalized FAD, and accordingly, our computation may not be comparable to those reported by other REITs. Although our computation of Normalized FAD may not be comparable to that of other REITs, we believe Normalized FAD provides a meaningful supplemental measure of our performance due to its frequency of use by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. Normalized FAD should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) or as an indicator of our financial performance. Normalized FAD should be reviewed in connection with other GAAP measurements.

NOI is a non-GAAP financial measure that is defined as net income or loss, computed in accordance with GAAP, generated from our total portfolio of properties and other investments before general and administrative expenses, depreciation and amortization expense, interest expense, net change in the fair value of derivative financial instruments, gain or loss on the sale of investment properties, and impairment losses, including our share of all required adjustments from our unconsolidated joint ventures. We believe that NOI provides an accurate measure of operating performance of our operating assets because NOI excludes certain items that are not associated with management of the properties. Our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Cash NOI is a non-GAAP financial measure which excludes from NOI straight-line rent adjustments, amortization of acquired above and below market leases, and other non-cash and normalizing items, including our share of all required adjustments from unconsolidated joint ventures. Other non-cash and normalizing items include items such as the amortization of lease inducements, loan reserve adjustments, payments received from seller master leases and rent abatements, and changes in fair value of contingent consideration. We believe that Cash NOI provides an accurate measure of the operating performance of our operating assets because it excludes certain items that are not associated with management of the properties. Additionally, we believe that Cash NOI is a widely accepted measure of comparative operating performance in the real estate community. Our use of the term Cash NOI may not be comparable to that of other real estate companies as such other companies may have different methodologies for computing this amount.

MOB Same-Store Cash NOI is a non-GAAP financial measure which excludes from Cash NOI assets not held for the entire preceding five quarters, non-MOB assets, and other normalizing items not specifically related to the same-store property portfolio. Management considers MOB Same-Store Cash NOI a supplemental measure because it allows investors, analysts, and Company management to measure unlevered property-level operating results. Our use of the term MOB Same-Store Cash NOI may not be comparable to that of other real estate companies, as such other companies may have different methodologies for computing this amount.

We calculate EBITDAre in accordance with standards established by Nareit and define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, gain or loss on the sale of investment properties, and impairment loss, including our share of all required adjustments from unconsolidated joint ventures. We define Adjusted EBITDAre, which excludes from EBITDAre non-cash share compensation expense, non-cash changes in fair value, pursuit costs, non-cash intangible amortization, the pro forma impact of investment activity, and other normalizing items. We consider EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt.